UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       Gabelli Asset Management Inc.
           (Exact Name of Registrant as Specified in Its Charter)


                  New York                                  13-4007862
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                        Identification no.)

            One Corporate Center
                Rye, New York                                  10580
  (Address of Principal Executive Offices)                  (Zip Code)



If this form relates to the registration             If this form relates to the registration
of a class of securities pursuant to                 of a class of securities pursuant to
Section 12(b) of the Exchange Act                    Section 12(g) of the Exchange Act
and is effective upon filing pursuant                and is effective upon filing pursuant
to General Instruction A.(c), please                 to General Instruction A.(d), please
check the following box.  [x]                        check the following box.  [  ]


Securities Act registration statement file number to which this form relates: 333-74676


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                   Name of Exchange on Which
         to be so Registered                   Each Class is to be Registered
         -------------------                   ------------------------------

         Income PRIDES                         New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: None



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

         The description of the Registrant's Income PRIDES (the "Income PRIDES") to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Notes" in the Prospectus Supplement, dated January 31, 2002, to the Prospectus dated December 28, 2001, included as part of the Registration State ment on Form S-3, of the Registrant, GBL Trust I and GBL Trust II (File No. 333-74676) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Income PRIDES shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

         The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.



Exhibit
Number                        Description of Exhibit
------                        ----------------------

     1.        Registration Statement on Form S-3 (Registration No.
               333-74676) filed with the Securities and Exchange Commission on December 6, 2001 by Gabelli Asset Management Inc., GBL Trust I and GBL Trust II.

     2. Indenture between Gabelli Asset Management Inc. and The Bank of New York, as Trustee, used in connection with the issuance of the Notes which are a component of the Income PRIDES (incorporated by reference to Exhibit 4.1 to Gabelli Asset Management Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8,
               2002).

     3. First Supplemental Indenture between Gabelli Asset Management Inc. and The Bank of New York, as Trustee, used in connection with the issuance of the Notes which are a component of the Income PRIDES (incorporated by reference to Exhibit 4.2 to Gabelli Asset Management Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2002).

     4.        Form of Note (included in Exhibit 3).

     5. Purchase Contract Agreement between Gabelli Asset Management Inc. and The Bank of New York, as Purchase Contract Agent (incorporated by reference to Exhibit 4.4 to Gabelli Asset Management Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2002).

     6.        Form of Income PRIDES Certificate (included in Exhibit 5).

     7.        Form of Growth PRIDES Certificate (included in Exhibit 5).

     8. Pledge Agreement among Gabelli Asset Management Inc., JPMorgan Chase Bank, as Collateral Agent, and The Bank of New York, as Purchase Contract Agent (incorporated by reference to Exhibit 4.7 to Gabelli Asset Manage ment Inc.'s Current Report on Form 8-K filed with the Securities and Ex change Commission on February 8, 2002).

     9. Remarketing Agreement among Gabelli Asset Management Inc., The Bank of New York, as Purchase Contract Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent (incor porated by reference to Exhibit 4.8 to Gabelli Asset Management Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2002).


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 8, 2002


                                       GABELLI ASSET MANAGEMENT INC.


                                       By: /s/  Robert S. Zuccaro
                                          ---------------------------------
                                          Name:   Robert S. Zuccaro
                                          Title:  Vice President and Chief
                                                  Financial Officer